SCHEDULE 14A INFORMATION
(Rule 14a-101)
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
APRICUS BIOSCIENCES, INC.

 (Name of Registrant as Specified in Its Charter)

  (Name of Person(s) Filing Proxy Statement, if other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

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(2)	Form, Schedule or Registration Statement No.:

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**** IMPORTANT REMINDER ****

Dear Fellow Stockholder:

The Annual Meeting of Apricus Biosciences, Inc. will be held on May 17, 2017. You are receiving this reminder letter because your votes were not yet processed at the time this letter was mailed.  If you have already voted, we would like to thank you for your vote.  Please note that if you hold shares in more than one account, you may still need to vote any remaining unvoted shares.

YOUR VOTE IS ESPECIALLY IMPORTANT FOR THIS MEETING

Your Board recommends that you vote FOR all directors and proposals. Even if you plan on attending the meeting, we urge you to vote your shares now, so they can be tabulated prior to the meeting.

The fastest and easiest way to vote is by telephone or on the Internet. Instructions on how to vote your shares over the telephone or on the Internet are provided on the voting form enclosed with this letter. Alternatively, you may sign and return the enclosed voting form in the envelope provided.

WE URGE YOU TO EXERCISE YOUR RIGHT TO VOTE TODAY.

If you sign and return the enclosed voting form without indicating a different choice, your shares will be voted FOR all directors and proposals, as recommended by your Board of Directors.

Thank you for your investment in Apricus Biosciences, Inc. and for taking the time to vote your shares. If you have any questions or if you need assistance voting please call Morrow Sodali LLC, our proxy solicitor, at 1-800-607-0088.

Sincerely,

Richard W. Pascoe
Chief Executive Officer & Secretary

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